UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C.  20549

                               SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No.  )


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                         UNISOURCE ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of the Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              UniSource Energy

                          One South Church Avenue
                           Tucson, Arizona 85701



                               April 9, 2003

James S. Pignatelli                                           (520) 571-4000
Chairman of the Board


Dear Shareholders:

     You are cordially invited to attend the UniSource Energy Corporation 2003 Annual Shareholders' Meeting to be held on Friday, May 9, 2003, at the Sheraton Tucson Hotel and Suites, 5151 East Grant Road, Tucson, Arizona. The meeting will begin promptly at 10:00 a.m., so please plan to arrive earlier. No admission tickets will be required for attendance at the meeting.

     Directors and officers will be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Notice and Proxy Statement.

     We have enclosed a proxy card that lists all matters that require your vote. Please vote, sign and return the proxy card as soon as possible, whether or not you plan to attend the meeting. You may also vote by telephone or the Internet, as explained on the proxy card. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy at that time. Your interest and continued support of UniSource Energy Corporation are much appreciated.

                                       Sincerely,

                                       UNISOURCE ENERGY CORPORATION

                                       /s/ James S. Pignatelli
                                       -----------------------------
                                       James S. Pignatelli
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                  NOTICE OF ANNUAL SHAREHOLDERS' MEETING


To the Holders of Common Stock of
UniSource Energy Corporation

     We will hold the Annual Shareholders' Meeting ("Meeting") of UniSource Energy Corporation ("UniSource Energy," "UNS" or "Company") at the Sheraton Tucson Hotel and Suites, 5151 East Grant Road, Tucson, Arizona, on Friday, May 9, 2003, at 10:00 a.m., Mountain Standard Time. The purpose of the Meeting is to:

     1.  elect ten directors to the Board for the ensuing year; and
     2.  consider any other matters which properly come before the Meeting.

     Only shareholders of record of common stock at the close of business on March 19, 2003, are entitled to vote at the Meeting.

     We have enclosed our 2002 Annual Report, including financial statements, and the Proxy Statement with this notice. Proxy soliciting material is first being sent or given to shareholders on April 9, 2003. Your proxy is being solicited by the UniSource Energy Board of Directors.

     Please vote, sign, date and mail the enclosed proxy as soon as possible in the enclosed return envelope. You may also vote by telephone or the Internet, as explained on the enclosed proxy card.


                                       /s/ Catherine A. Nichols
                                       ------------------------
                                       Catherine A. Nichols
                                       Corporate Secretary


Dated: April 9, 2003


                          YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

                      UNISOURCE ENERGY CORPORATION
                        One South Church Avenue
                         Tucson, Arizona 85701

                      ANNUAL SHAREHOLDERS' MEETING
                            PROXY STATEMENT

    ANNUAL MEETING   May 9, 2003          Sheraton Tucson Hotel and Suites
                     10:00 a.m., MST      5151 East Grant Road
                                          Tucson, Arizona 85712

       RECORD DATE   The record date is March 19, 2003 ("Record Date"). If
                     you were a shareholder of record at the close of business on March 19, 2003, you may vote at the Annual
                     Shareholders' Meeting ("Meeting") of UniSource Energy
                     Corporation ("UniSource Energy," UNS" or "Company").
                     Each share is entitled to one vote. In the election of directors, you may cumulate votes. At the close of business on the record date, we had 33,589,031 shares of our common stock outstanding.

            AGENDA   1.  Proposal One: Elect ten directors to the Board for
                         the ensuing year.
                     2.  Consider any other matters which properly come before
                         the Meeting and any adjournments.

       INDEPENDENT   Representatives of PricewaterhouseCoopers, LLP are
          AUDITORS   expected to be present at the Meeting with the
                     opportunity to make a statement and respond to appropriate questions.

           PROXIES   A form of proxy for execution by shareholders is
                     enclosed. Unless you tell us on the proxy card to vote
We will follow       differently, we will vote signed returned proxies "for"
your voting          the Board's nominees. The Board or proxy holders will
instructions. If     use their discretion on other matters.  If a nominee
none, we will vote   cannot or will not serve as a director, the Board or the
signed proxies       persons designated as proxies will vote for a person
"for" the            whom they believe will carry on our present policies.
nominees.

           PROXIES   The Board of Directors ("Board").
      SOLICITED BY

     FIRST MAILING   We anticipate first mailing this Proxy Statement and the
              DATE   form of proxy on April 9, 2003.

     REVOKING YOUR   You may revoke your proxy before it is voted at the
             PROXY   Meeting. To revoke, follow the procedures listed on page
                     2 under "Voting Procedures/Revoking Your Proxy."

          COMMENTS   Your comments about any aspects of our business are
                     welcome. You may use the space provided on the proxy
We welcome your      card for this purpose, if desired. Although we may not
comments. The        respond on an individual basis, your comments help us to
proxy card has       measure your satisfaction, and we may benefit from your
room for them.       suggestions.


                    PLEASE VOTE - YOUR VOTE IS IMPORTANT
  Prompt return of your proxy will help reduce the costs of re-solicitation.

                                CONTENTS

Voting Procedures/Revoking Your Proxy......................................2
UniSource Energy Share Ownership...........................................3
Proposal One: Election of Directors*.......................................7
Board Information..........................................................9
Board Compensation........................................................10
Executive Compensation and Other Information**............................11
Equity Compensation Plan Information......................................14
Officer Change in Control Agreements......................................16
Director Independence Criteria............................................17
Transactions with Management and Others...................................18
Compensation Committee Interlocks and Insider Participation...............18
Compensation Committee Report on Executive Compensation...................18
Audit Committee Report....................................................21
Performance Graph**.......................................................22
Submission of Shareholder Proposals.......................................23
Other Business............................................................23
-----------------------
*   We expect to vote on this item at the Meeting.
** The Compensation Committee report and the Performance Graph will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission ("SEC"), even if those reports incorporate all or any part of this Proxy Statement.

                   VOTING PROCEDURES/REVOKING YOUR PROXY

You can vote by      You can vote your shares by telephone, the Internet,
telephone, the       mail or in person at the Meeting. Your proxy card
Internet, mail or    contains instructions for voting by telephone or the
in person. We        Internet, which are the least expensive and fastest
encourage you to     methods of voting. To vote by mail, complete and sign
vote by telephone    your proxy card, or your broker's voting instruction
or the Internet to   card if your shares are held by your broker, and return
help us save money.  it in the enclosed return envelope.

                     Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law or in our Articles of Incorporation or Bylaws, if a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast in favor of the matter exceed votes cast against it.

                     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

You may cumulate     In the election of directors, each of our common stock
your votes for       shareholders has the right to cumulate his votes by
directors.           casting as many votes in the aggregate equal to the
                     number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees.

You can revoke       Any shareholder giving a proxy has a right to revoke
your proxy after     that proxy by giving notice to UniSource Energy in
sending it in by     writing directed to the Corporate Secretary, UniSource
following these      Energy Corporation, One South Church Avenue, Suite 1820,
procedures.          Tucson, Arizona 85701, or in person at the Meeting at
                     any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.

                     The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in the proxy, the proxy will be voted in favor of the nominees as set forth herein.

             PROXY   We will bear the entire cost of the solicitation of
      SOLICITATION   proxies. Solicitations will be made primarily by mail.
                     Additional solicitation of brokers, banks, nominees and institutional investors may be made pursuant to a special engagement of DF King and Company, at a cost of approximately $7,500 plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies for no additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such stock or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                       UNISOURCE ENERGY SHARE OWNERSHIP

          SECURITY   The following table sets forth the number and percentage
         OWNERSHIP   of shares beneficially owned as of the Record Date and
     OF MANAGEMENT   the nature of such ownership by each of our directors,
                     nominees, the Chief Executive Officer, the four other most highly compensated executive officers during 2002 and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

                                                                      Allocable Amount of
                 Name and             Amount and                     Shares Under Deferred
                 Title of             Nature of                        Compensation Stock
 Title          Beneficial            Beneficial       Percent        Plan and Restricted
of Class          Owner              Ownership(1)      of Class      Stock Unit Account(2)
--------        ----------           ------------      --------      ---------------------
Common    James S. Pignatelli         383,115 (3)(4)       *                127,256
          Chairman, President &
          Chief Executive Officer

Common    Lawrence J. Aldrich           7,100 (5)          *                  1,101
          Director

Common    Larry W. Bickle              10,290 (6)          *                  --
          Director

Common    Elizabeth T. Bilby           11,101 (7)          *                  3,827
          Director

Common    Harold W. Burlingame          9,701 (6)          *                  1,101
          Director

Common    John L. Carter               19,847 (8)          *                  9,472
          Director

Common    Robert A. Elliott              --
          Director Nominee

Common    Daniel W. L. Fessler          8,747 (6)          *                  1,101
          Director

Common    Kenneth Handy                 3,834 (9)          *                  2,843
          Director

Common    Warren Y. Jobe                1,834 (9)          *                  1,101
          Director

Common    H. Wilson Sundt              12,754 (7)(10)      *                  2,098
          Director

Common    Steven J. Glaser            123,601 (11)(12)     *                 28,324
          Senior Vice President &
          Chief Operating Officer,
          Transmission &
          Distribution (TEP)

Common    Dennis R. Nelson            116,742 (13)(14)     *                 25,600
          Senior Vice President,
          Utility Services

Common    Kevin P. Larson              62,114 (15)(16)     *                 14,700
          Vice President, Chief
          Financial Officer &
          Treasurer

                                        4

Common    Michael J. DeConcini         55,186 (17)(18)     *                 23,389
          Senior Vice President,
          Investments & Planning
          (UNS) and Energy
          Resources (TEP)

Common    All directors and         1,145,670 (19)        3.4%              307,037
          executive officers as
          a group
-----------------------

 *   Represents less than 1% of the outstanding common stock of UniSource Energy.
(1)  Amounts include the following:
     - Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director, nominee or officer. Except as otherwise indicated below, the directors, nominees and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.
     - Shares subject to options exercisable within 60 days, based on information from directors and officers.
     - Equivalent share amounts allocated to the individuals' 401(k) Plan which, since June
       1, 1998, has included a UniSource Energy Stock Fund election option.
(2)  Amounts include the following:
     - Shares held in trust under the Deferred Compensation Plan. The Trust maintains a position in UNS common stock representative of the aggregate UNS stock liability of all plan participants with deemed investments in UNS stock. Distributions under the
       Deferred Compensation Plan are made in stock or cash, at the Company's discretion.
       Until the common stock is distributed, directors and officers are not the beneficial owners of such shares. The number of shares set forth represents the deemed investment as of December 31, 2002.
     - The allocable amount of deferred shares in the participant's Stock Unit Account.
       Includes a total of 237,945 shares which vest within 60 days.
(3)  Includes 368,964 shares subject to options exercisable within 60 days.
(4)  Includes 12,751 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2002.
(5)  Includes 4,001 shares subject to options exercisable within 60 days.
(6)  Includes 7,201 shares subject to options exercisable within 60 days.
(7)  Includes 10,801 shares subject to options exercisable within 60 days.
(8)  Includes 9,601 shares subject to options exercisable within 60 days.
(9)  Includes 1,334 shares subject to options exercisable within 60 days.
(10) Includes 1,000 shares held by a corporation with which Mr. Sundt is associated.
(11) Includes 100,811 shares subject to options exercisable within 60 days.
(12) Includes 21,348 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2002.
(13) Includes 107,981 shares subject to options exercisable within 60 days.
(14) Includes 7,953 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2002.
(15) Includes 57,054 shares subject to options exercisable within 60 days.
(16) Includes 2,207 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2002.
(17) Includes 50,548 shares subject to options exercisable within 60 days.
(18) Includes 4,638 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31, 2002.
(19) Includes 1,036,402 shares subject to options exercisable within 60 days, and 58,972 shares purchased under the 401(k) Plan UniSource Energy Stock Fund as of December 31,
     2002.

          SECURITY   The following companies are the beneficial owners of
         OWNERSHIP   more than 5% of the outstanding shares of our common
        OF CERTAIN   stock:
 BENEFICIAL OWNERS

                                                  Amount and
Title of          Name and Address                Nature of           Percent
 Class           of Beneficial Owner         Beneficial Ownership    of Class
--------         -------------------         --------------------    --------
Common      T. Rowe Price Associates, Inc.         3,337,900 (1)        9.9%
            100 E. Pratt Street
            Baltimore, MD 21202

Common      White Mountains Insurance Group        2,018,100 (2)        6.3%
            80 South Main Street
            Hanover, NH 03755

Common      The Prudential Financial, Inc.         1,826,550 (3)(4)     5.4%
            751 Broad Street
            Newark, NJ 07102-3777
---------------------
(1) In a statement filed February 14, 2003, with the SEC on Schedule 13G/A under the Securities Exchange Act of 1934, as amended ("Exchange Act"),
      T. Rowe Price Associates, Inc. ("Price Associates") indicated it has sole voting power over 1,180,500 shares and sole dispositive power over 3,337,900 shares of our outstanding common stock. Price Associates stated that these securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaimed that it is, in fact, the beneficial owner of such securities.
(2) In a statement filed February 5, 2003, with the SEC on Schedule 13G/A under the Exchange Act, White Mountains Insurance Group ("WMIG") indicated that it has sole voting and sole dispositive power over 2,018,100 shares, shared voting power over 2,018,100 shares and shared dispositive power over 2,018,100 shares of our common stock. WMIG indicated that it indirectly controls, through various wholly-owned subsidiaries and certain of its employee benefit plans, 2,018,100 shares. WMIG stated that the shares are beneficially owned by OneBeacon Insurance Company (200,000 shares), The Camden Fire Insurance Association (800,000 shares), Folksamerica Reinsurance Company (138,100 shares) and certain employee benefit plans sponsored by Folksamerica Reinsurance Company (100,000 shares) and OneBeacon Insurance Company (780,000 shares). WMIG further stated that, through an investment advisory agreement, OneBeacon Asset Management Company has sole voting power and dispositive power over such shares.
(3) In a statement filed February 7, 2003, with the SEC on Schedule 13G/A under the Exchange Act, Prudential Financial, Inc. ("Prudential") indicated that it has sole voting and sole dispositive power over 46,210 shares, shared voting power over 1,769,940 shares and shared dispositive power over 1,780,340 shares of our common stock. In addition, through its beneficial ownership of the Prudential Insurance Company of America ("PICOA"), Prudential stated that it may be deemed to presently hold 8,100 shares of our outstanding common stock for the benefit of PICOA's general account. In addition, Prudential stated that it may have direct or indirect voting and/or investment discretion over 1,818,450 shares of our outstanding common stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential further stated that these shares were acquired by Prudential in the ordinary course of business, and not with the purpose or effect of changing or influencing control of UniSource Energy and that the filing of this statement should not be construed as an admission of Prudential, for the purposes of Sections 13 or 16 of the Exchange Act, that it is the beneficial owner of these shares.
(4) In a statement filed February 14, 2003, with the SEC on Schedule 13G under the Exchange Act, Jennison Associates LLC ("Jennison") indicated that it has sole voting and shared dispositive power over 1,722,340 shares, representing 5.13% of our outstanding common stock, which are directly held in managed accounts to which Jennison serves as investment advisor. Jennison stated that it may be deemed to be the beneficial owner of the shares of our common stock held by such managed accounts. PICOA owns 100% of equity interests of Jennison. As a result, PICOA may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our common stock held in managed accounts. Jennison stated that it does not file jointly with PICOA, and as such, shares of our common stock reported on Jennison's 13G may be included in the shares reported on the 13G/A filed by Prudential. Jennison further stated that these shares were acquired by Jennison in the ordinary course of business, and not with the purpose or effect of changing or influencing control of UniSource Energy, and that the filing of this statement should not be construed as an admission of Jennison, for the purposes of Sections 13 or 16 of the Exchange Act, that it is the beneficial owner of these shares.

     SECTION 16(A)   Section 16(a) of the Exchange Act and SEC regulations
        BENEFICIAL   require directors, certain officers and persons who own
         OWNERSHIP   greater than 10% of our stock to file reports of
         REPORTING   ownership and changes in ownership of such stock with
        COMPLIANCE   the SEC and the New York Stock Exchange. These
                     directors, officers and greater than 10% beneficial owners are required by law to furnish us with copies of all forms they file under Section 16(a).

                     Based solely on a review of the copies of such forms furnished to us and on written representations of our directors and officers, we believe that all Section 16(a) filing requirements applicable to our directors and officers were complied with during 2002, with the exception of Mr. Kenneth Handy, a Director of UniSource Energy, who failed to file timely a Form 4 for one discretionary transaction under the UniSource Energy Corporation Deferred Compensation Plan that involved derivative securities corresponding to 670 shares of UNS stock. The transaction was subsequently reported to the SEC on a Form 5.

                        PROPOSAL ONE: ELECTION OF DIRECTORS

           GENERAL   At the Meeting, the shareholders will elect ten directors
                     to serve on our Board for the ensuing year and until
We will elect ten    their successors are elected and qualified. The shares
directors this       represented by executed proxies in the form enclosed,
year.                unless withheld, will be voted for the ten nominees
                     listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board except Robert A. Elliott. All of the nominees have consented to serve if elected. If any nominee becomes unavailable for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

BOARD NOMINEES

          JAMES S.   Chairman of the Board of Directors, President and Chief
        PIGNATELLI   Executive Officer of UniSource Energy since July 1998;
                     Senior Vice President and Chief Operating Officer of
                     UniSource Energy from December 1997 to July 1998;
                     Chairman of the Board of Directors, President and Chief
                     Executive Officer of Tucson Electric Power Company
                     ("TEP"), the principal subsidiary of UniSource Energy, since July 1998; Executive Vice President and Chief
                     Operating Officer of TEP from March 1998 to July 1998;
                     Senior Vice President and Chief Operating Officer of TEP from 1996 to 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Millennium
                     Energy Holdings, Inc. ("Millennium"), a wholly owned subsidiary of UniSource Energy, since 1997. Age 59.

       LAWRENCE J.   General Partner, Valley Ventures III, LP, since
           ALDRICH   September 2002; Managing Director and Founder, Tucson
            (1)(4)   Ventures, LLC, from February 2000 to September 2002;
                     President and Chief Executive Officer of Tucson
                     Newspapers from January 1992 to February 2000; Director of TEP and Millennium since 2000. Board member since
                     2000. Age 50.

          LARRY W.   Managing Director of Haddington Ventures, LLC, an
            BICKLE   investment company, since 1997; Director of St. Mary
            (1)(4)   Land and Exploration since 1995; Director of Millennium
                     since 1998. Board member since 1998. Age 57.

      ELIZABETH T.   President of Gourmet Products, Inc., an agricultural
             BILBY   product marketing company; Director of Marketing of
         (1)(2)(3)   Green Valley Pecans since 1982. Director of TEP since
                     1995; Director of Millennium since 1998. Board member since 1995. Age 63.

         HAROLD W.   Senior Executive Advisor for AT&T Wireless Services
        BURLINGAME   since July 2001; Executive Vice President,
         (1)(2)(3)   Communications and Human Resources of AT&T Wireless
                     Services from April 2000 to June 2001; Executive Vice
                     President, Merger and Joint Venture Integration of AT&T from March 1999 to March 2000; Executive Vice President of Human Resources of AT&T from 1987 to March 1999;
                     Member of the AT&T Foundation from November 1986 to
                     December 2002; Chair, Executive Committee, Organization
                     Resources Counselors since June 1999; Director of TEP since 1998. Board member since 1998. Age 62.

    JOHN L. CARTER  Director of TEP since 1996; Director of Millennium since
               (4)  1998. Board member since 1996. Age 68.


         ROBERT A.   President and owner of The Elliott Accounting Group
           ELLIOTT   since 1983; Television Analyst/Pre-game Show Co-host for
                     Fox Sports Arizona since 1999; Radio Host of "In the
                     Paint" Sports Talk Show for KFNN 1490 AM from 2000 to
                     2002; Studio Expert Television Analyst for
                     Cox/Sports/Phoenix Suns from 1999 to 2001; Corporate
                     Secretary of Southern Arizona Community Bank since 1999;
                     Director and Minority Shareholder of Southern Arizona
                     Community Bank since 1998; Director of Tucson Urban
                     League since 1998; Treasurer of Tucson Urban League since 2002. Age 47.

      DANIEL W. L.   Partner in the law firm of LeBoeuf, Lamb, Greene &
          FESSLER    MacRae LLP since 1997; Member of the Harvard Electricity
            (1)(4)   Policy Group since 1993; Member of the American Law
                     Institute since 1985; Director of TEP since 1998. Board member since 1998. Age 61.

     KENNETH HANDY   Retired CPA; Vice President and Chief Financial Officer
         (2)(3)(4)   of The Permanente Medical Group, Inc. (the physician
                     services component of the Kaiser Permanente Medical Care
                     Program in Northern California) from 1978 to 1998;
                     Partner at Ernst & Ernst (now Ernst & Young) from 1972 to 1978; Director of TEP and Millennium since 2001.
                     Board member since August 2001. Age 64.

    WARREN Y. JOBE   Retired CPA; Senior Vice President of Southern Company
         (2)(3)(4)   from 1998 to 2001; Executive Vice President and Chief
                     Financial Officer and member of the Board of Directors
                     of Georgia Power Company from 1982 to 1998; former
                     President of the Georgia Power Foundation Inc. from 1986
                     to 2001; Member of the Board of Directors of Wellpoint
                     Health Networks, Inc. since 2001; Director of TEP and
                     Millennium since 2001. Board member since August 2001.
                     Age 62.
-----------------------
(1)   Member of the Corporate Governance and Nominating Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Compensation Committee.
(4)   Member of the Finance Committee.


           The Board recommends that you vote "FOR" these nominees.

                            BOARD INFORMATION

    BOARD MEETINGS   In 2002, the Board held a total of six regular meetings
                     Each director attended at least 75% of his or her Board and committee meetings.

  BOARD COMMITTEES   THE AUDIT COMMITTEE selects a firm of independent
                     certified public accountants to audit annually our financial statements, reviews current and projected financial results of operations, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time and makes recommendations to the Board for any changes deemed necessary in such procedures, and performs such other functions delegated by the Board. Our Audit Committee held seven meetings in 2002 and was in full compliance with its written charter. See Appendix A attached to this Proxy Statement for a copy of the UniSource Energy Corporation Audit
                     Committee of the Board of Directors Charter.

                     THE COMPENSATION COMMITTEE reviews the performance of our directors and officers and makes recommendations to the Board with respect to directors' and officers' compensation. Our Compensation Committee held three meetings in 2002.

                     THE FINANCE COMMITTEE reviews and recommends to the Board long-range financial policies and objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held four meetings in 2002.

                     THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE is responsible for the Company's Code of Ethics and Principles of Conduct, reviews and recommends corporate governance principles, interviews potential directors, and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. The Corporate Governance and Nominating Committee held five meetings in 2002. At such times as director vacancies occur, the Corporate Governance and Nominating Committee will consider written recommendations from shareholders for the Board. The deadline for consideration of recommendations for next year's annual meeting of the shareholders is December 11, 2003. Recommendations must include detailed biographical material indicating the candidate's qualifications and a written statement from the candidate of willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701.

                            BOARD COMPENSATION

 RETAINER AND FEES   In 2002, each non-employee director received a $20,000
                     annual cash retainer, $1,000 for each Board meeting attended, $1,000 for each committee meeting attended and an additional $1,000 per committee meeting if acting as a committee chairperson. We reimburse directors for any expenses related to their Board service.

     OPTION GRANTS   On January 3, 2002, each of the non-employee directors
                     received options to purchase 2,000 shares of our common stock, at an exercise price of $18.74.

                     At the 2002 annual meeting, shareholders approved an amendment to the 1994 Outside Director Stock Option Plan, which provides that each non-employee director will be granted a stock option when he or she first takes office that covers a number of shares of our common stock equal to $5,000 divided by the value of an option as of the date of grant. The amendment also generally provides that each non-employee director in office on the first business day of each year, and who has been a director for at least three months, will be granted a stock option covering a number of shares of our common stock equal to $10,000 divided by the value of an option as of the date of grant. Option values are determined using the Black Scholes option value model. The amendment also provides for a one-time stock option grant equal to the difference between $10,000 divided by the value of an option as of the grant date less 2,000 shares. This calculation did not result in any additional stock option grants in 2002.

                     The amendment also generally provides that each non-employee director in office on the first business day of each year will be granted a number of restricted shares of our common stock equal to $10,000 divided by the then fair market value of a share of our common stock. The amendment also provides for a one-time restricted stock grant. Accordingly, each of the non-employee directors in office on May 10, 2002, the effective date of the amendment, received a restricted stock grant of 516 shares.

                           DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                              Cash Compensation                    Security Grants
                     --------------------------------     ---------------------------------
                                                             Number of         Number of
                          Annual                          Shares Subject      Securities
                         Retainer       Meeting            to Restricted      Underlying
Name (1)                Fee ($) (2)    Fees ($) (2)         Stock Award     Options/SARs(3)
--------                -----------    ------------        -------------    ---------------
Lawrence J. Aldrich       20,000         31,000                 516             2,000
Larry W. Bickle           20,000         34,000 (4)             516             2,000
Elizabeth T. Bilby        20,000         40,000                 516             2,000
Harold W. Burlingame      20,000         35,000                 516             2,000
Jose L. Canchola          10,000          8,000                  --             2,000
John L. Carter            20,000         37,000 (4)             516             2,000
Daniel W. L. Fessler      20,000         32,000 (5)             516             2,000
Kenneth Handy             20,000         35,000                 516             2,000
Warren Y. Jobe            20,000         40,000                 516             2,000
Martha R. Seger           10,000         15,000                  --             2,000
H. Wilson Sundt           20,000         34,000                 516             2,000

                                         10

---------------------

(1)   Mr. Pignatelli is not listed in this table because directors who are officers of
      UniSource Energy or salaried employees of its subsidiaries do not receive compensation in their capacity as members of the Board. Refer to the Summary Compensation Table for
      information concerning his compensation.
(2)   Cash compensation includes amounts earned but deferred at the election of directors.
(3)   Stock options awarded in 2002 under the UniSource Energy Corporation 1994 Outside
      Director Stock Option Plan carry dividend equivalent rights. A bookkeeping account established in the option holder's name is credited with a cash amount equal to the cash dividends or cash distributions that become payable on a number of shares of
      UniSource Energy common stock equal to the number of shares that are subject to the option award. Dividend equivalents are subject to the same vesting schedule as the underlying option, and are payable on the earlier of (i) the date of option exercise, or (ii) the date of termination of the option, to the extent vested.
(4)   As members of the Global Energy Solutions, Inc. ("GES") board, Mr. Bickle and Mr.
      Carter each received an additional $2,000 for attending GES board meetings during
      2002. UniSource Energy owned 67% of GES, which has since been merged into Global Solar
      Energy, Inc. ("GSE").
(5)   As a member of the GSE board, Mr. Fessler received an additional $3,000 for attending
      GSE board meetings during 2002. UniSource Energy owns 87% of GSE.



                       EXECUTIVE COMPENSATION AND OTHER INFORMATION

        SUMMARY OF   The following table summarizes the compensation and
      COMPENSATION   stock option grants to, and stock options/stock
                     appreciation rights ("SARs") held by, our Chief
                     Executive Officer and our four other most highly compensated executive officers at December 31, 2002
                     ("Named Executives").


                              SUMMARY COMPENSATION TABLE
                                                               Long Term
                                Annual Compensation       Compensation Awards
                              ----------------------     ---------------------
                                                       Restricted      Securities       All Other
Name and                                              Stock Awards     Underlying     Compensation
Principal Position      Year   Salary ($)  Bonus ($)     ($)(1)      Options/SARs (#)    ($)(2)
------------------      ----   ----------  ---------   ----------    ----------------   --------
James S. Pignatelli     2002    574,654    320,000         --          150,000           11,000
Chairman, President &   2001    559,423    580,000         --          150,000 (3)       10,500
Chief Executive         2000    528,462    440,000         --          175,000 (3)       10,500
Officer

Steven J. Glaser        2002    259,654    110,000         --           45,000           11,000
Senior Vice President   2001    244,231    132,000         --           54,000           10,500
& Chief Operating       2000    204,519    115,000         --           40,000           10,500
Officer, Transmission
& Distribution (TEP)

Dennis R. Nelson        2002    260,000     90,000         --           45,000           11,000
Senior Vice President,  2001    259,712    117,000         --           34,000           10,500
Utility Services        2000    244,423    112,000         --           40,000           10,500

Kevin P. Larson         2002    199,656     76,000         --           35,000           11,000
Vice President, Chief   2001    184,519    113,000         --           20,000           10,500
Financial Officer &     2000    159,808     78,500         --           17,000            9,216
Treasurer

Michael J. DeConcini    2002    199,654     72,000         --           40,000           11,000
Senior Vice President,  2001    184,519     97,125         --           30,000 (3)       10,500
Investments & Planning  2000    159,616    100,000         --           40,000 (3)        8,758
(UNS) and Energy
Resources (TEP)

                                        11

-----------------------

(1)   As of December 31, 2002, based on the closing market price of UniSource Energy's stock on that date of $17.29, Mr. Pignatelli held 50,262 restricted stock units and 55,659 stock units (including dividend equivalent stock units) valued at $1,831,374; Mr. Glaser held
      11,924 restricted stock units and 14,668 stock units (including dividend equivalent stock units) valued at $459,776; Mr. Nelson held 9,424 restricted stock units and 14,078 stock units (including dividend equivalent stock units) valued at $406,350; Mr. Larson held
      7,783 restricted stock units and 6,330 stock units (including dividend equivalent stock units) valued at $244,014; and Mr. DeConcini held 11,539 restricted stock units and 11,619 stock units (including dividend equivalent stock units) valued at $400,402.
(2)   All Other Compensation is comprised of UniSource Energy's contributions to the 401(k)
      Plan.
(3)   The following options in the common stock of both GSE and Infinite Power Solutions, Inc.
      ("IPS"), pursuant to each company's Stock Incentive Plan are included in the aggregate number of options granted: (i) 50,000 options granted in 2001 and 75,000 options granted in 2000 to Mr. Pignatelli, and (ii) 10,000 options granted in 2001 and 20,000 options granted in 2000 to Mr. DeConcini. Options in UniSource Energy common stock were granted concurrent with and in an amount equal to the aforementioned grant of GSE and IPS options.
      The exercise of options in GSE and/or IPS reduces the relative number of options available for exercise in the other company and UniSource Energy. The UniSource Energy options will become exercisable only if GSE or IPS shares are not registered under the applicable securities laws and are not listed on a recognized national exchange within five years of the award dates. If the UniSource Energy options become exercisable, all remaining GSE and/or IPS options will terminate.

      STOCK OPTION   During 2002, the Compensation Committee of our Board
    GRANTS IN 2002   granted stock options to officers. The options have
                     exercise prices equal to the fair market value of our common stock at the date of grant, and were intended to be incentive stock options under, and to the maximum extent permitted by, the Internal Revenue Code of 1986, as amended ("Code"). The options vest ratably over a three-year period. The aggregate number of UNS shares attributable to the 2002 grants is 568,000.

                     The following table includes our 2002 grants of stock options and SARs to the Named Executives. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the SEC. In assessing those amounts, please note that the ultimate value of the options, as well as the shares, depends on actual future share prices. Market conditions and the efforts of the directors, the officers and others to foster the future success of UniSource Energy and its subsidiaries can influence those future share values.

                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                        Individual Grants
                                                                                Potential Relizable
                     Number of      Percent of                                   Value at Assumed
                     Securities   Total Options/                               Annual Rates of Stock
                     Underlying    SARs Granted    Exercise                     Price Appreciation
                    Options/SARs   to Employees     Price      Expiration        for Option Term
      Name           Granted (1)  in Fiscal Year    ($/Sh)        Date          5% ($)      10% ($)
      ----          ------------  --------------   --------    ----------     ---------    ---------
James S. Pignatelli   150,000         26.4%         18.12        1/2/12       1,709,336    4,331,792
Steven J. Glaser       45,000          7.9%         18.12        1/2/12         512,801    1,299,538
Dennis R. Nelson       45,000          7.9%         18.12        1/2/12         512,801    1,299,538
Kevin P. Larson        35,000          6.2%         18.12        1/2/12         398,845    1,010,751
Michael J. DeConcini   40,000          7.0%         18.12        1/2/12         455,823    1,155,145
-----------------

(1)   Stock options awarded in 2002 under the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan carry dividend equivalent rights. A bookkeeping account established in the option holder's name is credited with a cash amount equal to the cash dividends or cash distributions that become payable on a number of shares of UniSource Energy common stock equal to the number of shares that are subject to the option award. Dividend equivalents are subject to the same vesting schedule as the underlying option, and are payable on the earlier of (i) the date of option exercise, or (ii) the date of termination of the option, to the extent vested.


   2002 OPTION AND   The following table includes the number and value of
      SAR HOLDINGS   exercisable and non-exercisable options and SARs held by
                     the Named Executives as of December 31, 2002.

                                AGGREGATED OPTION/SAR EXERCISES IN
                    LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
                                                     Number of Securities    Value of Unexercised
                                                    Underlying Unexercised       In-the-Money
                       Shares                       Options/SARs at Fiscal      Options/SARs at
                      Acquired                            Year-End (#)        Fiscal Year End ($)
                     On Exercise     Value                Exercisable/            Exercisable/
      Name               (#)       Realized ($)          Unexercisable           Unexercisable
     ------          -----------   ------------      ----------------------   --------------------
James S. Pignatelli     --            --              278,205/108,333 (1)        921,767/217,749
Steven J. Glaser        --            --                66,320/13,333             179,630/26,799
Dennis R. Nelson        --            --                81,646/13,333             235,678/26,799
Kevin P. Larson         --            --                 38,719/5,666             116,477/11,389
Michael J. DeConcini    --            --                30,547/26,666 (1)          95,702/53,599
-----------------------

(1)   Mr. Pignatelli holds options to acquire up to 125,000 shares of GSE common stock and options to acquire up to 125,000 shares of IPS common stock. Mr. DeConcini holds options to acquire up to 30,000 shares of GSE common stock and options to acquire up to 30,000 shares of IPS common stock. These IPS and GSE options were granted in 2000 and 2001. Of the UNS options granted to Mr. Pignatelli and Mr. DeConcini reflected in the foregoing table, options covering up to 125,000 shares of UNS common stock granted to Mr. Pignatelli will automatically terminate to the extent Mr. Pignatelli exercises his options in IPS or
      GSE and options to acquire up to 30,000 shares of UNS common stock granted to Mr.
      DeConcini will automatically terminate to the extent Mr. DeConcini exercises his IPS or
      GSE options. There is no readily available market price for the common stock of GSE and
      IPS.

                         EQUITY COMPENSATION PLAN INFORMATION

            EQUITY   UniSource Energy's only equity-based compensation plan
      COMPENSATION   that has not been approved by shareholders is the
             PLANS   Management and Directors Deferred Compensation Plan (the
                     "DCP"). Shareholder approval of the DCP has not been required. Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for their services to the Company. UniSource Energy also credits
                     DCP accounts of employees participating in the Company's
                     401(k) Plan with the additional amount of Company matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of Company matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his or her deferrals be credited in the form of deferred shares.
                     Deferred shares are bookkeeping entries that, when payable, will be paid in the form of an equivalent number of shares of UniSource Energy common stock.
                     Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his or her deferred shares under the DCP. The UniSource Energy shares used to satisfy the Company's stock obligations under the DCP are shares that have been purchased on the open market.

                        EQUITY COMPENSATION PLAN TABLE

                     The following table sets forth information as of December 31, 2002, with respect to UniSource Energy's equity compensation plans.

                                                                          Numbers of Shares of
                       Number of Shares of                               UniSource Energy Common
                        UniSource Energy                                Stock Remaining Available
                       Common Stock to be                               for Future Issuance Under
                      Issued Upon Exercise      Weighted-Average        Equity Compensation Plans
                         of Outstanding         Exercise Price of      (Excluding Shares Relfected
Plan Category          Options and Rights      Outstanding Options        in the First Column)
-------------         -------------------      -------------------     ---------------------------
Equity Compensation      2,837,974 (2)               $15.77 (3)                 1,208,623 (4)
Plans Approved by
Shareholders (1)

Equity Compensation         52,756 (5)                  --                          -- (6)
Plans Not Approved
by Shareholders

Total                    2,890,730                      --                          --
-----------------------

(1)   The equity compensation plans approved by shareholders are the UniSource Energy
      Corporation 1994 Omnibus Stock and Incentive Plan and the UniSource Energy Corporation
      1994 Outside Director Stock Option Plan.
(2)   Includes options outstanding as to 2,576,817 shares and stock units (payable in an equivalent number of shares) outstanding as to 261,157 shares.

                                       14

(3)   Calculated based on the outstanding options and exclusive of outstanding stock units.
(4)   Of these shares, 1,013,347 were available for additional awards under the 1994 Omnibus
      Stock and Incentive Plan and 195,276 were available for additional awards under the 1994
      Outside Director Stock Option Plan. Shares available under either of these plans may be used for any type of award authorized under that plan. Awards authorized under the 1994
      Omnibus Stock and Incentive Plan include options, stock appreciation rights, restricted stock, performance shares, and stock units. Awards authorized under the 1994 Outside
      Director Stock Plan include options, restricted stock, and dividend equivalents.
(5)   Reflects an aggregate of 52,756 deferred shares credited under the DCP.
(6)   There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. The UniSource Energy shares used to satisfy the
      Company's stock obligations under the DCP are shares that have been purchased on the open market.

     PENSION PLANS   The following table shows the estimated annual retirement
                     benefit payable to participants, including the Named
                     Executives, for the average annual compensation and years of service indicated. Compensation is comprised of the officers' average annual compensation during the five consecutive years of employment with the highest compensation within the last 15 years preceding retirement. Compensation is comprised of salary and bonus, as shown on the Summary Compensation Table.


                                PENSION PLAN TABLE

                                            Years of Service
                   ---------------------------------------------------------
Remuneration ($)      10        15        20        25        30        35
----------------      --        --        --        --        --        --
    125,000         54,850    54,850    54,850    54,850    54,850    54,850
    150,000         65,820    65,820    65,820    65,820    65,820    65,820
    175,000         76,790    76,790    76,790    76,790    76,790    76,790
    200,000         87,760    87,760    87,760    87,760    87,760    87,760
    225,000         98,730    98,730    98,730    98,730    98,730    98,730
    250,000        109,700   109,700   109,700   109,700   109,700   109,700
    300,000        131,640   131,640   131,640   131,640   131,640   131,640
    400,000        175,520   175,520   175,520   175,520   175,520   175,520
    450,000        197,460   197,460   197,460   197,460   197,460   197,460
    500,000        219,400   219,400   219,400   219,400   219,400   219,400
    550,000        241,340   241,340   241,340   241,340   241,340   241,340
    600,000        263,280   263,280   263,280   263,280   263,280   263,280
    650,000        285,220   285,220   285,220   285,220   285,220   285,220
    700,000        307,160   307,160   307,160   307,160   307,160   307,160
    750,000        329,100   329,100   329,100   329,100   329,100   329,100
    800,000        351,040   351,040   351,040   351,040   351,040   351,040
    850,000        372,980   372,980   372,980   372,980   372,980   372,980
    900,000        394,920   394,920   394,920   394,920   394,920   394,920
    950,000        416,860   416,860   416,860   416,860   416,860   416,860
  1,000,000        438,800   438,800   438,800   438,800   438,800   438,800
  1,100,000        482,680   482,680   482,680   482,680   482,680   482,680
  1,200,000        526,560   526,560   526,560   526,560   526,560   526,560
  1,300,000        570,440   570,440   570,440   570,440   570,440   570,440
  1,400,000        614,320   614,320   614,320   614,320   614,320   614,320

                     The amount of the pension benefit is equal to a base of 40% of the compensation for ten years of service, plus 9.7% (life annuity factor) of such calculated amount.
                     The estimated benefits shown in the Pension Plan Table are straight life annuities not subject to a reduction for any Social Security benefits. The table also reflects amounts payable under the Excess Benefits Plan which will pay from the general funds of UniSource Energy the difference, if any, between the benefits under TEP's pension plan and any benefit payments, which may be limited by federal regulations.

                     The credited years of service for UniSource Energy's Named Executives are as follows:

                                                     Credited
                              Name               Years of Service
                              ----               ----------------
                       James S. Pignatelli               8
                       Steven J. Glaser                 13
                       Dennis R. Nelson                 25
                       Kevin P. Larson                  17
                       Michael J. DeConcini             14


                 OFFICER CHANGE IN CONTROL AGREEMENTS

Change in Control    TEP has Change in Control Agreements ("Agreements")
Agreements were      with all of its officers. The Agreements are in
adopted to attract   effect until the latter of: (i) five years after the
and retain quality   date either TEP or the officer gives written notice
management.          of termination of the Agreement, or (ii) if a change
                     in control occurs during the term of the Agreement, five years after the change in control. For the purpose of the Agreements, a change in control includes the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the UniSource Energy Board of Directors, approval by the shareholders of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The Agreements provide that each officer shall be employed by TEP or one of its subsidiaries or affiliates in a position comparable to his or her current position, with compensation and benefits, which are at least equal to their then current compensation and benefits, for an employment period of five years after a change in control (subject to earlier termination due to the officer's acceptance of a position with another company or termination for cause).

                     Following a change in control, in the event that the officer's employment is terminated by TEP (with the exception of termination due to the officer's acceptance of another position or for cause), or if the officer terminates employment because of a reduction in position, responsibility, salary or for certain other stated reasons, the officer is entitled to severance benefits in the form of: (i) a lump sum payment equal to the present value of three times annual salary and bonus compensation; (ii) the present value of the additional amount the officer would have received under the TEP Retirement Plan if the officer had continued to be employed for the five-year period after a change in control occurs; and (iii) the present value of any employee awards under the 1994 Omnibus Stock and Incentive Plan or any successor plan, which are outstanding at the time of the officer's termination (whether vested or not), prorated based on length of service. Such officer is also entitled to continue to participate in TEP's health, death and disability benefit plans for five years after the termination. The

                     Agreements further provide that TEP will make a payment to the officer to offset any excise taxes that may become payable under certain conditions. Any payments made in respect of such excise taxes are not deductible. Assuming a change in control occurred on the Record Date which resulted in the immediate termination of Mr. Pignatelli and the other Named Executives, the total payments made by UniSource Energy pursuant to the Agreements would not be expected to exceed $18 million.

                         DIRECTOR INDEPENDENCE CRITERIA

Board independence   The Board has established the following criteria for
is determined by     determining independence for the purpose of serving upon
consideration of     the Audit Committee, the Compensation Committee and the
established          Corporate Governance and Nominating Committee.
criteria.

                     Directors that meet each of the following criteria are deemed independent:

                     1. A director who is a former employee of the Company
                        cannot be "independent" until five years after employment has ended, provided, however, that a director who serves as an interim Chairman or CEO is excluded from the definition of a "former employee" and thus deemed independent immediately after his or her service as interim Chairman or CEO ends.

                     2. A director who is, or in the past five years has
                        been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate) cannot be "independent" until five years after the end of either the affiliation or the auditing relationship.

                     3. A director cannot be "independent" if he or she is,
                        or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

                     4. Directors with immediate family members in the
                        foregoing categories (items 1-3) are likewise subject to the five-year "cooling-off" provisions for purposes of determining "independence," provided, however, that employment of a family member in a non-officer position does not preclude a director from being deemed "independent."

                     5. A director who possesses an interest in any
                        transaction for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K (generally, this item requires proxy statement disclosure of transactions exceeding $60,000 between a director and the Company or any of its subsidiaries) cannot be independent.

                     6. Directors that do not meet item 5 of the
                        aforementioned criteria may nonetheless be deemed independent by a majority of independent directors, provided the basis for such determination shall be disclosed in the Company's Proxy Statement.

                     Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exception of Lawrence J. Aldrich and Larry W. Bickle.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

        HADDINGTON   Millennium was authorized by its Board of Directors in
            ENERGY   2000 to invest $15 million, in aggregate, over a three-
    PARTNERS II LP   to five-year period in Haddington Energy Partners II LP.
                     Mr. Bickle, a member of our Board, is the managing director of Haddington Ventures LLC, the general partner of Haddington Energy Partners II LP. As of December 31,
                     2002, Millennium had funded approximately $7 million under this commitment, $1 million of which was funded in 2002.

   VALLEY VENTURES   Millennium made a commitment of $5 million capital plus
           III, LP   a share of expenses to Tucson Ventures, LLC, a venture
                     capital fund, in 2000. Tucson Ventures, LLC merged with Valley Ventures III, LP, also a venture capital fund, in 2002. In connection with the merger of the funds, Millennium's commitment was revised to a total of $6 million, including expenses. Mr. Aldrich, a member of our Board, is a general partner of the company that manages Valley Ventures III, LP. As of December 31,
                     2002, Millennium had funded approximately $1 million under this commitment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        MILLENNIUM   Mr. Stephen Alexander, an immediate family member of
            ENERGY   Mrs. Bilby, a member of our Compensation Committee, is
       INVESTMENTS   employed by Millennium. As Director of Energy
                     Investments, Mr. Alexander assists in overseeing
                     Millennium's investment portfolio. For his services in 2002, Mr. Alexander received compensation of approximately $130,000 from Millennium.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMMITTEE   The Compensation Committee is responsible for developing
                     and administering executive compensation policies and programs for UniSource Energy and TEP and making recommendations to the Board with respect thereto. The
                     Compensation Committee makes recommendations to the Board with respect to the compensation of UniSource
                     Energy's executive officers, including Mr. Pignatelli and the other Named Executives, and sets policies for and reviews the compensation awarded to other key members of management. UniSource Energy applies a consistent philosophy to compensation for all executive employees, including the Named Executives.

           OVERALL   UniSource Energy's executive compensation policies and
        OBJECTIVES   programs generally are intended to (i) relate the
                     compensation of employees to the success of UniSource
                     Energy and the corresponding creation of shareholder value, and (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities.

         EXECUTIVE   We review executives' pay each year. Compensation
      COMPENSATION   depends on many factors, including individual
         GENERALLY   performance, responsibilities, future challenges and
                     objectives and the executive's potential contribution to our future success. We also look at UniSource Energy's financial performance and the compensation levels at comparable companies.

                     UniSource Energy's 2002 compensation program consisted of three components:

                         - base salary;
                         - short-term incentive compensation; and
                         - long-term incentive compensation.

       BASE SALARY   The base salary component of compensation is intended to
                     be competitive with that paid by comparable companies in the energy industry. In developing the compensation program, the Compensation Committee retained an external consultant to conduct a competitive analysis of pay for UniSource Energy's officer group. In conducting its analysis for 2002, the consultant selected a peer group of energy companies with a revenue range of $450 million to $3.8 billion. UniSource Energy ranks at the 36th percentile of the peer group. Sixteen of the 21 peer group companies have both regulated utility and non-regulated energy businesses. The Compensation Committee believes the companies in the comparator group are a more appropriate comparison for UniSource Energy than the Edison Electric 100 companies used in the Performance Graph on page 22, because the type of business and annual revenues of the companies included in the survey are more closely related to those of UniSource Energy and the companies in the comparator group represent primary competitors to UniSource Energy for top-level management personnel. The external data from companies in the comparator group was used to develop market compensation for each executive position.
                     "Market compensation" refers to the median salary for executives in the comparator group. Base salaries for UniSource Energy's executive officers, including Mr.
                     Pignatelli and the other Named Executives, were set at market compensation levels in January 2002, in recognition of the increasingly competitive environment in the electric industry, the need to continue to attract and retain highly qualified executives and the fact that a substantial portion of each executive's total compensation package is "at-risk," based on the achievement of certain corporate goals. See Short-Term
                     Incentive Compensation and Long-Term Incentive
                     Compensation below.

        SHORT-TERM   The Board adopted a Short-Term Incentive Plan to provide
         INCENTIVE   compensation for meeting or exceeding specified
      COMPENSATION   objectives designed to contribute to the attainment of
                     UniSource Energy's long-term strategic plan. Under the Short-Term Incentive Plan, target award levels are set as a percentage of each participant's base salary. In
                     2002, the target award levels for our executive officers ranged from 30% to 65% of base salary. Awards for Mr.
                     Pignatelli and the remaining executive officers are determined by the Board based on the accomplishment of previously established individual goals and contribution to business results. Based on the foregoing factors, the Compensation Committee made awards to the Named
                     Executives ranging from 35% to 56% of base salary.
                     Incentive compensation awarded to Mr. Pignatelli and the other Named Executives is set forth in the preceding
                     Summary Compensation Table.

         LONG-TERM   UniSource Energy's long-term incentive compensation is
         INCENTIVE   intended to attract and retain quality employees over
      COMPENSATION   the long term in a manner that directly aligns them with
                     shareholder interest.

                     At the recommendation of the Compensation Committee, the Board unanimously adopted and, at the 1994 annual meeting of the shareholders, the shareholders approved the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan. On January 2, 2002, the Compensation Committee issued stock options intended to be incentive stock options to all executive officers of UniSource Energy, including Mr. Pignatelli and the other Named Executives. In calculating the level of awards to the other executive officers, the Compensation Committee considered the above analysis of executive compensation for comparative companies. Based on such analysis, the Compensation Committee awarded Mr. Pignatelli stock options with a total value equal to 130% of his base salary. The total value of stock options issued to the other Named Executives ranged from 87% to 100% of base salary. The number of UNS shares covered by the stock option grant to Mr. Pignatelli was 150,000. The Compensation Committee did not consider the number of options previously granted or outstanding.

          TAX CODE   The Compensation Committee does not presently have a
          CONCERNS   policy regarding qualifying compensation paid to
                     executive officers for deductibility under Section
                     162(m) of the Code.

                                       Respectfully submitted,

                                       THE COMPENSATION COMMITTEE

                                       H. Wilson Sundt, Chair
                                       Elizabeth T. Bilby
                                       Harold W. Burlingame
                                       Kenneth Handy
                                       Warren Y. Jobe

                              AUDIT COMMITTEE REPORT

     THE COMMITTEE   The Audit Committee is made up of non-employee,
                     financially literate directors who are independent, as defined in the applicable New York Stock Exchange listing standards. Several members of the Audit
                     Committee have accounting or related financial management expertise. The Board previously adopted a written charter for the Audit Committee. On December 5,
                     2002, the Board approved amendments to the charter. The
                     Audit Committee Charter is included as Appendix A to this Proxy Statement. The Committee has complied with its charter, including the requirement to meet periodically with UniSource Energy's independent auditors, our Internal Audit Department and our management to discuss the auditors' findings and other financial and accounting matters.

                     In connection with our December 31, 2002 financial statements, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with PricewaterhouseCoopers, LLP, our independent auditor, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380); (iii) received from PricewaterhouseCoopers, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with PricewaterhouseCoopers, LLP its independence.

                     The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2002. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditors.

                                   Financial Information
                                    Systems Design and          All
                      Audit Fees     Implementation Fees     Other Fees
                      ----------    ---------------------    ----------
                       $688,311              --               $430,682

                     Based on all of its activities during the year, the Audit Committee recommended to the Board that the audited financial statements for 2002 be included in the Annual Report on Form 10-K for filing with the SEC.

                                       Respectfully submitted,

                                       THE AUDIT COMMITTEE

                                       Warren Y. Jobe, Chair
                                       Elizabeth T. Bilby
                                       Harold W. Burlingame
                                       Kenneth Handy
                                       H. Wilson Sundt

                             PERFORMANCE GRAPH
           Comparison of Cumulative Five-Year Total Return Among
               UniSource Energy, Standard & Poor's 500 Index
              and EEI Index of 100 Investor-Owned Utilities (1)

The graph showing on the hard copy represents the comparison of four year cumulative total return between UniSource Energy Corporation, the S&P 500 Index, and EEI Index of 100 investor-owned utilities. The graph's X-axis shows the years 1997 to 2002, and the Y-axis shows dollar values from zero to 200. The data points are connected by lines with the following markers:
UniSource Energy Corporation - triangles; S&P 500 - diamonds; EEI Index - 100 Electrics - squares. The data points are as follows:

                      1997      1998      1999      2000      2001     2002
                      ----      ----      ----      ----      ----     ----

UniSource Energy
 Corporation          $100       $74       $62      $106      $105     $102
S&P 500 Index         $100      $129      $156      $141      $125      $97
EEI Index - 100
 Electrics            $100      $114       $93      $137      $125     $107
-----------------------
(1) Assumes $100 invested on December 31, 1997 in UniSource Energy common stock, S&P Index and EEI Index. It is assumed that all dividends are reinvested in stock at the frequency paid and the returns of each component peer group issuer are weighted according to the issuer's stock market capitalization at the beginning of the period.

Data and Calculations      1998      1999      2000      2001      2002
---------------------      ----      ----      ----      ----      ----
S&P 500 Total
 Return Change            28.58%    21.04%    -9.10%   -11.89%   -22.10%
EEI Index - 100
 Electrics Change         13.89%   -18.60%    47.97%    -8.79%   -14.73%
UniSource Energy
 Change                  -25.52%   -17.13%    71.80%    -1.30%    -2.20%

                    SUBMISSION OF SHAREHOLDER PROPOSALS

           GENERAL Rule 14a-4 of the SEC's proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of the shareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year's annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2004 annual meeting of the shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy on or before February 24, 2004.

We must receive      This requirement is separate and apart from the SEC's
your shareholder     requirements that a shareholder must meet in order to
proposals by         have a shareholder proposal included in our Proxy
December 11, 2003.   Statement. Shareholder proposals intended to be
                     presented at our 2004 annual meeting of the shareholders must be received by us no later than December 11, 2003, in order to be eligible for inclusion in our Proxy
                     Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.

                              OTHER BUSINESS

                     The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                     Copies of our 2002 Annual Report on Form 10-K may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, P.O. Box 711, Tucson, Arizona 85702. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UniSourceEnergy.com.


                                       By order of the Board of Directors.

                                       /s/ Catherine A. Nichols
                                       ------------------------
                                       Catherine A. Nichols
                                       Corporate Secretary


                     PLEASE VOTE - YOUR VOTE IS IMPORTANT

                                                                   APPENDIX A

                                                                      Amended
                                                             December 5, 2002


                        UNISOURCE ENERGY CORPORATION
                        ----------------------------

                 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                 -----------------------------------------

                                  CHARTER
                                  -------


1.  COMPOSITION
    -----------

    The Audit Committee of the Board of Directors (the "Committee") consists of no fewer than three independent Directors appointed annually by the Board. Directors eligible to serve on the Committee shall be determined in accordance with the NYSE Listed Company Manual, Corporate Governance Standards for Audit Committees and the Sarbanes-Oxley Act of 2002. The Board shall designate one of the Committee members as Chairman of the Committee. Each member of the Committee shall be financially literate, and at least one member shall have accounting or financial management expertise.

2.  MEETINGS
    --------

    The Committee will hold at least four regular meetings each year, and such additional meetings as it may deem necessary. Additional meetings will be called by the Chairman of the Committee. The agendas for the regular meetings shall include all items necessary to complete the duties of the Committee as set forth herein. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and other members of management, internal audit and representatives of the independent auditors may attend as appropriate.

3.  RULES OF PROCEDURE
    ------------------

    The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place and time.

4.  COMPENSATION
    ------------

    Each member will be paid such fees as may be established from time to time by the Board for service on the Committee, and will be reimbursed for travel expenses incurred by attendance at meetings. Directors' fees are the only compensation an Audit Committee member may receive from the Company.

5.  COMMITTEE SECRETARY
    -------------------

    The Secretary of the Committee will be the Corporate Secretary of the Company (or such other representative of management as the Committee may designate) and not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company representative is not appropriate, the Chairman shall act as secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

6.  QUORUM
    ------

    A majority of the total membership of the Committee will constitute a quorum.

7.  COMMITTEE PURPOSE
    -----------------

    The Audit Committee is appointed by the Board to assist with Board oversight of
    (1)  the integrity of the Company's financial statements
    (2)  the Company's compliance with legal and regulatory requirements
    (3)  the independent auditor's qualifications and independence, and,
    (4) the performance of the Company's internal audit function and independent auditors.

    The Audit Committee must also prepare the report that SEC rules require be included in the Company's annual proxy statement.

8.  SPECIFIC DUTIES OF THE COMMITTEE
    --------------------------------

         Independent Audit:
         -----------------
    (1) Sole authority to appoint, retain and terminate the Company's independent auditor.

    (2) Sole authority to approve all audit engagement fees and terms, as well as all significant, non-audit engagements (in accordance with SEC) with the independent auditors.

    (3) Annually obtain and review a report from the independent auditors delineating all relationships between the auditor and the Company (to assess the auditors' independence).

    (4) Review the experience and qualifications of the lead partner of the independent auditor.

    (5) At least annually, obtain and review a report from the independent auditors describing the firm's internal quality control process, including any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental, regulatory or professional authorities within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

    (6) Review the results of each independent audit, including any qualifications in the independent auditor's opinion, any related management letter, and management's response to recommendations made by the independent auditor in connection with the audit.

    (7) Review the annual audited financial statements with management and the independent auditor, including management's discussion and analysis, major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls. Recommend to the Board, based on such review and discussion, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

    (8) Annually review an analysis prepared by management and the independent auditor of significant financial reporting issues, quality of financial reporting, and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements. Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

    (9) Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including management's discussion and analysis and the results of the independent auditors' review of the quarterly financial statements (SAS 90). Note: This can be performed by a member of the Audit Committee.

    (10) Discuss annually with the independent auditor the required communications contained within Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         Internal Audit:
         --------------
    (11) Review the appointment, replacement, reassignment or dismissal of the Company's General Auditor.

    (12) Review and approve the internal audit department charter, annual audit plan and the audit methodology.

    (13) Review management and General Auditor reports submitted to the Committee that are material to the Company as a whole, and management's response to those reports.

    (14) Annually review the General Auditor's Summary of Officer's Annual Travel and Entertainment expense schedule. Include in this review a discussion of perquisites.

         Miscellaneous:
         -------------
    (15) Review earnings press release as well as financial information and earnings guidance provided to analysts and ratings agencies.

    (16) Review quarterly updates from management on material litigation.

    (17) Periodically review with management, the Company's policies on major financial risk exposure, and the measures taken to reduce such risk.

    (18) Annually review the Company's Corporate Code of Conduct and compliance therewith.

    (19) Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

    (20) Establish guidelines for the Company's hiring of employees or former employees of the independent auditor.

    (21) Annually review this Audit Committee Charter and make any necessary changes.

    (22) Annually perform an evaluation of the Committee, its members, functions and performance.

9.  EXECUTIVE SESSION
    -----------------

    Meet quarterly with management, the General Auditor and the independent auditor in separate executive sessions.

10. RESPONSIBILITIES OF THE CHAIRMAN
    --------------------------------

    The Chairman of the Committee will present the Committee's recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee's determinations and approvals. Additionally, set the annual compensation for the General Auditor in conjunction with the Company's Chief Executive Officer.

11. RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER
    -----------------------------------------------

    The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee.

12. OTHER AUTHORITY
    ---------------
    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee has full discretion to meet with individuals within or outside the Company.
                                      A-4

                                                             APPENDIX B
                                                     FORM OF PROXY CARD


                                UNISOURCE ENERGY

                              Two New Ways to Vote

                         VOTE BY TELEPHONE OR INTERNET

                         24 Hours a Day - 7 Days a Week
                 Save Your Company Money - It's Fast and Convenient


TELEPHONE
---------
1-866-358-4695

- Use any touch-tone telephone.

- Have your proxy card ready.

- Enter your Control Number located in the box below.

- Follow the simple recorded instructions.


OR


INTERNET
--------
https://www.proxyvotenow.com/uns


- Go to the website address listed above.

- Have your proxy card ready.

- Enter your Control Number located in the box below.

- Follow the simple instructions on the website.


OR


MAIL
----

- Mark, sign and date your proxy card.

- Detach your proxy card.

- Return your proxy card in the postage-paid envelope provided.



                                       You can vote your shares by telephone,
                                       the Internet, mail or in person at
                                       the Annual Shareholders' Meeting.  Your
                                       telephone or Internet vote authorizes
                                       the named proxies to vote your shares
                                       in the same manner as if you marked,
                                       signed and returned your proxy card.
                                       If you have submitted your proxy by the
                                       Internet or telephone there is no need
                                       to mail your proxy card.

                                                       1-866-358-4695
                                                   CALL TOLL-FREE TO VOTE
                                               -------------------------------


                                                      CONTROL NUMBER FOR
                                                 TELEPHONE OR INTERNET VOTING
                                               --------------------------------

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 5:00 P.M. E.S.T. ON THURSDAY, MAY 8, 2003.


  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE.
-------------------------------------------------------------------------------

                         (FORM OF PROXY CARD - FRONT)


Please Sign, Date and Return                             [X]
the Proxy Promptly Using the                  Votes MUST be indicated (x)
Enclosed Envelope.                            in Black or Blue Ink.


The Board of Directors Recommends a vote "FOR" the following proposal:

1. Election of Directors

FOR all nominees      WITHHOLD AUTHORITY to vote      *EXCEPTIONS   [ ]
listed below          for all nominees listed
[ ]                   below  [ ]

Nominees: 01-James S. Pignatelli, 02-Lawrence J. Aldrich, 03-Larry W. Bickle,
          04-Elizabeth T.Bilby, 05-Harold W. Burlingame, 06-John L. Carter, 07-Robert A. Elliott, 08-Daniel W. L. Fessler, 09-Kenneth Handy, 10-Warren Y. Jobe

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).


*Exceptions -------------------------------------------------------------------


                                                  If you agree to access our
                                                  Annual Report and Proxy
                                                  Statement electronically in
                                                  the future, please mark this
                                                  box.                      [ ]


                                                  To change your address,
                                                  please mark this box.     [ ]


                                                  To include any comments,
                                                  please mark this box.     [ ]


                                            -----------------------------------

                                                  SCAN LINE

                                            -----------------------------------


                                       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                       HEREON. When shares are held by joint
                                       tenants in common or as community
                                       property, both should sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee, guardian or
                                       custodian, please give full title as
                                       such. If a corporation, please sign in
                                       corporate name by President or other
                                       authorized officer. If a partnership,
                                       please sign in partnership name by
                                       authorized person.  Receipt is hereby
                                       acknowledged  of  Notice  of  Annual
                                       Meeting, Proxy Statement and the 2002
                                       Annual Report.

                                       Date      Shareholder sign here
                                       ----------------------------------------

                                       ----------------------------------------


                                       Date      Co-Owner sign here
                                       ----------------------------------------

                                       ----------------------------------------



-------------------------------------------------------------------------------

[A street map showing the location         SHERATON TUCSON
of the Annual Shareholders' Meeting        ------------------
is set forth in this area.]                   Hotel & Suites

                                           LOCATION
                                              5151 East Grant Road
                                              Tucson, Arizona 85712
                                              (Between Swan and Craycroft)

                                              520-323-6262  Hotel Direct
                                              800-325-3535  Reservations

                                           TRANSPORTATION
                                           From Tucson International Airport

                                              Shuttle Service
                                                 Arizona Stagecoach
                                                 Call 520-889-1000 pricing
                                                 and reservations

                                              Automobile - Interstate 10 to
                                                Grant Road exit


DEAR SHAREHOLDERS:
   If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2003 Annual Shareholders' Meeting and the 2002 annual Report on the Internet through the following address: http://www.UniSourceEnergy.com. You can vote your shares by telephone, the Internet, Mail or in Person at the Annual Shareholders' Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

   If you would like a paper copy of the Proxy Statement and Annual Report, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 866-275-4867.
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                         (FORM OF PROXY CARD - BACK)


                                UNISOURCE ENERGY

This Proxy is Solicited on Behalf of the Board of Directors of the Company for the Annual Shareholders' Meeting to be held Friday, May 9, 2003.


                                   P R O X Y


   The undersigned hereby appoints James S. Pignatelli and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders' Meeting scheduled to be held at the Sheraton Tucson Hotel and Suites, 5151 East Grant Road, Tucson, Arizona, on Friday, May 9, 2003, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" Proposal 1.

                     (Continued, and to be dated and signed on reverse side.)

                                         UNISOURCE ENERGY CORPORATION
                                         C/O THE BANK OF NEW YORK
                                         P.O. BOX 11030
                                         NEW YORK, N.Y. 10203-0030